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Exhibit 99

Press Release
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SSP Solutions, Inc. Editorial Contact: SSP Solutions, Inc. Investor Contact:
Press Relations Thomas E. Schiff, Chief Financial Officer
SSP-Litronic SSP Solutions, Inc.
(949) 851-1085 (949) 851-1085
pr@sspsolutions.com tom.schiff@sspsolutions.com

                    CO-CHAIRMAN ANNOUNCES TRANSFER OF SHARES

                 Report Filed in Compliance with Section 16 (a)

IRVINE, Calif., October 31, 2003 - SSP Solutions, Inc. (Nasdaq: SSPX), a leading provider of identity and information assurance products and services, today announced that 1,648,000 common shares indirectly owned by co-chairman, Marvin Winkler, and pledged to a lender as collateral for previously executed personal financial obligations were accepted by the lender in satisfaction of those obligations. As an executive officer, and director who indirectly owns more than 10% of the company's outstanding common stock, Mr. Winkler has filed a statement of changes in beneficial ownership pursuant to Section 16(a) regarding such changes. The acceptance of the pledged shares was part of an agreement to satisfy obligations under a personal line of credit that was entered into in early 2002 and recently matured.

ABOUT SSP SOLUTIONS, INC.
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SSP Solutions, Inc. designs and develops innovative data and communication security solutions for both corporate and government institutions. We provide network security, desktop protection, and high assurance messaging systems for many organizations of the U.S. Government. For more information, visit http://www.sspsolutions.com/ or call SSP Solutions, Inc. (949) 851-1085.
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